Exhibit 99.1

Press Release
For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID REPORTS SECOND QUARTER FISCAL 2012 RESULTS

•	Second Quarter Net Loss of $0.11 per Diluted Share, Compared to Prior Second Quarter Net Loss of $0.23 per Diluted Share

•	Second Quarter Adjusted EBITDA of $184.3 Million Compared to Adjusted EBITDA of $181.2 Million in Prior Second Quarter

•	Rite Aid Updates Fiscal 2012 Outlook

Camp Hill, PA (September 22, 2011) - Rite Aid Corporation (NYSE: RAD) today reported financial results for its fiscal second quarter ended August 27, 2011.

The company reported revenues of $6.3 billion, a net loss of $92.3 million, or $0.11 per diluted share, and adjusted EBITDA of $184.3 million, or 2.9 percent of revenues.  Results benefited from continued growth in same store sales and a decrease in selling, general and administrative (SG&A) expenses.  The prior year results included a $44 million charge related to refinancing activities.

“We are pleased with the continued improvement in our top-line results, highlighted by three consecutive quarters of same store sales growth,” said John Standley, Rite Aid President and CEO.  “Customers are responding positively to our sales initiatives, including our highly popular and fast-growing wellness + loyalty program, which now has over 44 million enrolled members. Our positive same store sales growth, along with continued reductions in operating costs, drove an increase in adjusted EBITDA.”

“We also started the rollout of our new wellness store format in the second quarter, with 40 wellness stores completed as of the end of the second quarter.  Customers tell us they like the look and feel of our new format which offers expanded clinical services, new health and wellness product offerings and our unique on-site Wellness ambassadors.  We have also expanded our immunization program, with more than 11,000 immunizing pharmacists available to provide these vital services in all Rite Aid stores.”

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Rite Aid FY 2012 Q2 Press Release - page 2

Second Quarter Summary

Revenues for the 13-week quarter were $6.3 billion versus revenues of $6.2 billion in the prior year second quarter.  Revenues increased 1.8 percent primarily as a result of an increase in same store sales, which were partially offset by store closings.

Same store sales for the quarter increased 2.2 percent over the prior year 13-week period, consisting of a 2.5 percent increase in the front end and a 2.0 percent increase in the pharmacy.  Pharmacy sales included an approximate 148 basis point negative impact from new generic introductions.  The number of prescriptions filled in same stores increased 0.1 percent over the prior year period.  Prescription sales accounted for 67.8 percent of total drugstore sales, and third party prescription revenue was 96.4 percent of pharmacy sales.

Net loss was $92.3 million or $0.11 per diluted share compared to last year’s second quarter net loss of $197.0 million or $0.23 per diluted share.  Increased revenues, decreases in SG&A and interest expense, and a gain on bond repurchases in the current year compared to charges relating to refinancing activities in the prior year, contributed to the decrease in net loss.  Partially offsetting these improvements was lower front-end margin, driven by investments in Rite Aid’s wellness + customer loyalty program.

Adjusted EBITDA (which is reconciled to net loss in the attached table) was $184.3 million or 2.9 percent of revenues for the second quarter compared to $181.2 million or 2.9 percent of revenues for the like period last year.

In the second quarter, the company relocated five stores, remodeled 35 stores and closed seven stores.  Stores in operation at the end of the second quarter totaled 4,697.

Rite Aid Updates Sales, Adjusted EBITDA, Net Loss and Capital Expenditures Guidance for Fiscal 2012.

Rite Aid has updated its fiscal 2012 guidance with sales expected to be between $25.8 billion and $26.1 billion, same store sales to range from an increase of .75 percent to an increase of 2.0 percent over fiscal 2011 and Adjusted EBITDA (which is reconciled to net loss in the attached table) to be between $825 million and $900 million.  Net loss is expected to be between $345 million and $495 million or a loss per diluted share of $0.40 to $0.56.  Capital expenditures are expected to be $250 million.

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team.  The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com.  Slides related to materials discussed on the call will be available on both sites.   A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today.  A playback of the call will also be available by telephone beginning at 12 p.m. Eastern Time today until 11:59 p.m. Eastern Time on September 24, 2011.  The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the eight-digit reservation number 98204983.

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Rite Aid FY 2012 Q2 Press Release – page 3

Rite Aid is one of the nation’s leading drugstore chains with approximately 4,700 stores in 31 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

Statements, including guidance, in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the efforts of private and public third-party payers to reduce prescription drug reimbursements and encourage mail order, the ability to realize anticipated results from capital expenditures and cost reduction initiatives, outcomes of legal and regulatory matters and changes in legislation or regulations, including healthcare reform.  These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.  Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made.  Rite Aid expressly disclaims any current intention  to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure. We define Adjusted EBITDA as net income (loss) from operations excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for store closing and impairment, inventory write-downs related to closed stores, stock-based compensation expense, debt modifications and retirements, sale of assets and investments, revenue deferrals related to customer loyalty programs and other items.

###

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	August 27, 2011	February 26, 2011
ASSETS
Current assets:
Cash and cash equivalents	$78,363	$91,116
Accounts receivable, net	949,131	966,457
Inventories, net of LIFO reserve of $915,014 and $875,012	3,290,170	3,158,145
Prepaid expenses and other current assets	114,219	195,647
Total current assets	4,431,883	4,411,365
Property, plant and equipment, net	1,960,157	2,039,383
Other intangibles, net	584,914	646,177
Other assets	439,452	458,925
Total assets	$7,416,406	$7,555,850

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$22,987	$63,045
Accounts payable	1,335,408	1,307,872
Accrued salaries, wages and other current liabilities	1,066,158	1,049,406
Total current liabilities	2,424,553	2,420,323
Long-term debt, less current maturities	6,052,353	6,034,525
Lease financing obligations, less current maturities	116,489	122,295
Other noncurrent liabilities	1,181,405	1,190,074
Total liabilities	9,774,800	9,767,217

Commitments and contingencies	-	-
Stockholders' deficit:
Preferred stock - Series G	1	1
Preferred stock - Series H	166,536	161,650
Common stock	898,740	890,297
Additional paid-in capital	4,275,429	4,281,623
Accumulated deficit	(7,670,139)	(7,514,796)
Accumulated other comprehensive loss	(28,961)	(30,142)
Total stockholders' deficit	(2,358,394)	(2,211,367)
Total liabilities and stockholders' deficit	$7,416,406	$7,555,850

Chart 1

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended August 27, 2011	Thirteen weeks ended August 28, 2010
Revenues	$6,271,091	$6,161,752
Costs and expenses:
Cost of goods sold	4,622,130	4,523,092
Selling, general and administrative expenses	1,603,752	1,626,704
Lease termination and impairment charges	15,118	26,360
Interest expense	130,829	139,716
(Gain) loss on debt modifications and retirements, net	(4,924)	44,003
Gain on sale of assets, net	(848)	(3,973)

	6,366,057	6,355,902

Loss before income taxes	(94,966)	(194,150)
Income tax (benefit) expense	(2,712)	2,826
Net loss	$(92,254)	$(196,976)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(92,254)	$(196,976)
Accretion of redeemable preferred stock	(26)	(26)
Cumulative preferred stock dividends	(2,461)	(2,318)
Loss attributable to common stockholders - basic and diluted	$(94,741)	$(199,320)

Basic and diluted weighted average shares	885,621	882,758

Basic and diluted loss per share	$(0.11)	$(0.23)

Chart 2

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Twenty-six weeks ended August 27, 2011	Twenty-six weeks ended August 28, 2010
Revenues	$12,661,884	$12,556,088
Costs and expenses:
Cost of goods sold	9,322,004	9,205,724
Selling, general and administrative expenses	3,189,988	3,249,638
Lease termination and impairment charges	32,208	39,817
Interest expense	261,589	281,335
Loss on debt modifications and retirements, net	17,510	44,003
Gain on sale of assets, net	(5,640)	(3,736)

	12,817,659	12,816,781

Loss before income taxes	(155,775)	(260,693)
Income tax (benefit) expense	(439)	9,967
Net loss	$(155,336)	$(270,660)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(155,336)	$(270,660)
Accretion of redeemable preferred stock	(51)	(51)
Cumulative preferred stock dividends	(4,886)	(4,603)
Loss attributable to common stockholders - basic and diluted	$(160,273)	$(275,314)

Basic and diluted weighted average shares	884,768	882,245

Basic and diluted loss per share	$(0.18)	$(0.31)

Chart 3

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW INFORMATION
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended August 27, 2011	Thirteen weeks ended August 28, 2010

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$6,271,091	$6,161,752
Cost of goods sold	4,622,130	4,523,092
Gross profit	1,648,961	1,638,660
LIFO charge	20,001	20,528
FIFO gross profit	1,668,962	1,659,188

Gross profit as a percentage of revenues	26.29%	26.59%
LIFO charge as a percentage of revenues	0.32%	0.33%
FIFO gross profit as a percentage of revenues	26.61%	26.93%

Selling, general and administrative expenses	1,603,752	1,626,704
Selling, general and administrative expenses as a percentage of revenues	25.57%	26.40%

Cash interest expense	122,231	128,030
Non-cash interest expense	8,598	11,686
Total interest expense	130,829	139,716

Adjusted EBITDA	184,256	181,244
Adjusted EBITDA as a percentage of revenues	2.94%	2.94%

Net loss	(92,254)	(196,976)
Net loss as a percentage of revenues	-1.47%	-3.20%

Total debt	6,191,829	6,193,520
Invested cash	1,573	50,583
Total debt net of invested cash	6,190,256	6,142,937

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	41,531	37,307
Intangible assets acquired	8,375	4,845
Total cash capital expenditures	49,906	42,152
Equipment received for noncash consideration	1,734	178
Equipment financed under capital leases	819	2,064
Gross capital expenditures	$52,459	$44,394

Chart 4

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW INFORMATION
(Dollars in thousands, except per share amounts)
(unaudited)

	Twenty-six weeks ended August 27, 2011	Twenty-six weeks ended August 28, 2010

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$12,661,884	$12,556,088
Cost of goods sold	9,322,004	9,205,724
Gross profit	3,339,880	3,350,364
LIFO charge	40,002	41,056
FIFO gross profit	3,379,882	3,391,420

Gross profit as a percentage of revenues	26.38%	26.68%
LIFO charge as a percentage of revenues	0.32%	0.33%
FIFO gross profit as a percentage of revenues	26.69%	27.01%

Selling, general and administrative expenses	3,189,988	3,249,638
Selling, general and administrative expenses as a percentage of revenues	25.19%	25.88%

Cash interest expense	244,423	257,953
Non-cash interest expense	17,166	23,382
Total interest expense	261,589	281,335

Adjusted EBITDA	447,110	431,034
Adjusted EBITDA as a percentage of revenues	3.53%	3.43%

Net loss	(155,336)	(270,660)
Net loss as a percentage of revenues	-1.23%	-2.16%

Total debt	6,191,829	6,193,520
Invested cash	1,573	50,583
Total debt net of invested cash	6,190,256	6,142,937

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	90,286	72,519
Intangible assets acquired	16,447	10,222
Total cash capital expenditures	106,733	82,741
Equipment received for noncash consideration	1,734	2,206
Equipment financed under capital leases	2,381	2,064
Gross capital expenditures	$110,848	$87,011

Chart 5

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)

	Thirteen weeks ended August 27, 2011	Thirteen weeks ended August 28, 2010

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(92,254)	$(196,976)
Adjustments:
Interest expense	130,829	139,716
Income tax (benefit) expense	(2,712)	2,826
Depreciation and amortization	108,712	126,513
LIFO charges	20,001	20,528
Lease termination and impairment charges	15,118	26,360
Stock-based compensation expense	3,952	4,250
Gain on sale of assets, net	(848)	(3,973)
(Gain) loss on debt modifications and retirements, net	(4,924)	44,003
Closed facility liquidation expense	985	1,811
Severance costs	305	-
Customer loyalty card programs revenue deferral (a)	6,885	15,394
Other	(1,793)	792
Adjusted EBITDA	$184,256	$181,244
Percent of revenues	2.94%	2.94%

Notes:

(a) Relates to deferral of revenues for our customer loyalty programs.

Chart 6

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)

	Twenty-six weeks ended August 27, 2011	Twenty-six weeks ended August 28, 2010

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(155,336)	$(270,660)
Adjustments:
Interest expense	261,589	281,335
Income tax (benefit) expense	(439)	9,967
Depreciation and amortization	225,802	254,013
LIFO charges	40,002	41,056
Lease termination and impairment charges	32,208	39,817
Stock-based compensation expense	7,523	9,735
Gain on sale of assets, net	(5,640)	(3,736)
Loss on debt modifications and retirements, net	17,510	44,003
Closed facility liquidation expense	3,632	4,233
Severance costs	256	10
Customer loyalty card programs revenue deferral (a)	28,751	20,431
Other	(8,748)	830
Adjusted EBITDA	$447,110	$431,034
Percent of revenues	3.53%	3.43%

Notes:

(a) Relates to deferral of revenues for our customer loyalty programs.

Chart 7

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Thirteen weeks ended August 27, 2011	Thirteen weeks ended August 28, 2010

OPERATING ACTIVITIES:
Net loss	$(92,254)	$(196,976)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	108,712	126,513
Lease termination and impairment charges	15,118	26,360
LIFO charges	20,001	20,528
Gain on sale of assets, net	(848)	(3,973)
Stock-based compensation expense	3,952	4,250
(Gain) loss on debt modifications and retirements, net	(4,924)	44,003
Changes in operating assets and liabilities:
Accounts receivable	12,536	65,816
Inventories	(139,804)	(102,285)
Accounts payable	(23,472)	40,205
Other assets and liabilities, net	(30,292)	(30,199)
Net cash used in operating activities	(131,275)	(5,758)
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(41,531)	(37,307)
Intangible assets acquired	(8,375)	(4,845)
Proceeds from dispositions of assets and investments	940	4,891
Net cash used in investing activities	(48,966)	(37,261)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	-	650,000
Net proceeds from revolver	73,000	-
Principal payments on long-term debt	(49,296)	(743,285)
Change in zero balance cash accounts	3,816	(5,473)
Net proceeds from the issuance of common stock	447	1
Financing fees paid for early debt redemption	-	(19,666)
Deferred financing costs paid	-	(34,028)
Net cash provided by (used in) financing activities	27,967	(152,451)
Decrease in cash and cash equivalents	(152,274)	(195,470)
Cash and cash equivalents, beginning of period	230,637	327,882
Cash and cash equivalents, end of period	$78,363	$132,412

Chart 8

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Twenty-six weeks ended August 27, 2011	Twenty-six weeks ended August 28, 2010

OPERATING ACTIVITIES:
Net loss	$(155,336)	$(270,660)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	225,802	254,013
Lease termination and impairment charges	32,208	39,817
LIFO charges	40,002	41,056
Gain on sale of assets, net	(5,640)	(3,736)
Stock-based compensation expense	7,523	9,735
Loss on debt modifications and retirements, net	17,510	44,003
Changes in operating assets and liabilities:
Accounts receivable	13,554	8,663
Inventories	(172,290)	(60,166)
Accounts payable	151,125	311,378
Other assets and liabilities, net	99,601	139,706
Net cash provided by operating activities	254,059	513,809
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(90,286)	(72,519)
Intangible assets acquired	(16,447)	(10,222)
Proceeds from dispositions of assets and investments	9,363	8,921
Net cash used in investing activities	(97,370)	(73,820)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	341,285	650,000
Net proceeds from (repayments to) revolver	45,000	(80,000)
Principal payments on long-term debt	(435,161)	(769,089)
Change in zero balance cash accounts	(118,281)	(158,482)
Net proceeds from the issuance of common stock	504	94
Financing fees paid for early debt redemption	-	(19,666)
Deferred financing costs paid	(2,789)	(34,028)
Net cash used in financing activities	(169,442)	(411,171)
(Decrease) increase in cash and cash equivalents	(12,753)	28,818
Cash and cash equivalents, beginning of period	91,116	103,594
Cash and cash equivalents, end of period	$78,363	$132,412

Chart 9

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE
YEAR ENDING MARCH 3, 2012
(In thousands, except per share amounts)

	Guidance Range
	Low	High

Sales	$25,800,000	$26,100,000

Same store sales	0.75%	2.00%

Gross capital expenditures	$250,000	$250,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(495,000)	$(345,000)
Adjustments:
Interest expense	535,000	530,000
Income tax benefit	(20,000)	(20,000)
Depreciation and amortization	455,000	445,000
LIFO charge	90,000	70,000
Store closing and impairment charges	170,000	160,000
Stock-based compensation expense	17,000	14,000
Customer loyalty card programs revenue deferral (a)	45,000	35,000
Loss on debt modification	17,000	14,000
Other	11,000	(3,000)
Adjusted EBITDA	$825,000	$900,000

Diluted loss per share	$(0.56)	$(0.40)

(a) Relates to deferral of revenues for our customer loyalty programs.

Chart 10